Exhibit 5.1

[LETTERHEAD OF JEAN F. RANKIN]

June 7, 2002

Agere Systems Inc.
555 Union Boulevard
Allentown, Pennsylvania 18109

Ladies and Gentlemen:

With reference to the registration statement on Form S-8 which Agere Systems Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering up to 226,675,960 shares of Class A common stock of the Company (including the related Preferred Stock Purchase Rights), (the "Shares"), which may be offered and sold by the Company under the following plans:

  1987 AT&T Long Term Incentive Program for Agere Employees
  1996 Lucent Long Term Incentive Program for Agere Employees
  1997 Lucent Long Term Incentive Plan for Agere Employees
  Agere, Inc. 1998 Stock Plan for Agere Systems Inc. Employees
  Ascend Communications, Inc. Restated 1989 Stock Option Plan for Agere Employees
  Ascend Communications, Inc. 1998 Stock Incentive Plan for Agere Employees
  Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for Agere Employees
  Founders Grant Stock Option Plan for Agere Employees
  1998 Global Stock Option Plan for Agere Employees
  Herrmann Technology, Inc. 1999 Incentive Stock Option Plan for Agere Employees
  Herrmann Technology, Inc. Stock Option Program for Agere Employees
  International Network Services 1998 Nonstatutory Stock Option Plan for Agere Employees
  Livingston Enterprises, Inc. 1994 Stock Option Plan for Agere Employees
  Netstar, Inc. Stock Option Incentive Plan -1992 for Agere Employees
  Octel Communications Corporation 1995 Incentive Stock Plan for Agere Employees
  Optimay Corporation Stock Option Plan for Agere Employees
  1990 Stock Option Plan of Ortel Corporation for Agere Employees
  1994 Equity Participation Plan of Ortel Corporaton for Agere Employees
  1999 Non-Qualified Stock Option Plan for Employees of Ortel Corporation for Agere Employees
  Stratus Computer, Inc. 1997 Non-Qualified Common Stock Option Plan for Agere Employees
  Yurie Systems, Inc. Amended and Restated 1996 NS Plan for Agere Employees
  Agere Systems Inc. 2001 Long Term Incentive Plan

(the "Plans"), which Shares, under the terms of the Plans may be authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise, I am of the opinion that all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Plans and the resolutions of the Board of Directors relating to the offering and sale of Shares thereunder, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                          Very truly yours,

                                          /s/ Jean F. Rankin

                                          Jean F. Rankin